CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Ethyl Corporation on Form S-8 of the Savings Plan for the Employees of Ethyl Corporation (File No. 33-31899) of (i) our report dated February 21, 1995, on our audits of the consolidated financial statements of Ethyl Corporation and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, appearing on page 46 of the Ethyl Corporation 1994 Annual Report to Shareholders, which report is incorporated by reference in the 1994 Annual Report on Form 10-K; and, (ii) our report dated June 28, 1995, on our audits of the financial statements of the Savings Plan for the Employees of Ethyl Corporation as of December 31, 1994 and 1993, and for the year ended December 31, 1994, and the supporting supplemental schedules and supplemental fund information as of December 31, 1994 and 1993, and for the year ended December 31, 1994, which report is included in the Annual Report on Form 11-K for the fiscal year ended December 31, 1994.



COOPERS & LYBRAND L.L.P.



Richmond, Virginia
October 12, 1995